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                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in this Prospectus/Proxy Statement constituting part of this Registration Statement on Form S-4 of Union Planters Corporation of our report dated March 10, 1998, relating to the financial statements of Duck Hill Bank as and for the year ended December 31, 1997, which appears in such Prospectus/Proxy Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus/Prospectus/Proxy Statement.



T. E. LOTT & COMPANY

/S/ T. E. LOTT & COMPANY
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Columbus, Mississippi
June 16, 1998